EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT (this "Agreement"), dated as of the 1st day of January, 1999, is made by and among Joseph Marino ("Marino" or "Employee") and Electric City Corp., a Delaware corporation (the "Company").

                  For  good  and   valuable   consideration,   the  receipt  and
sufficiency of which are hereby acknowledged, the Company and Marino do hereby agree as follows:

                  Section 1. Employment and Duties.  On the terms and subject to the conditions set forth in this Agreement, and subject to the approval of the board of directors of the Company, the Company agrees to employ Marino as its President and Chief Executive Officer to render such services as would be customary for a president and chief executive officer including hiring senior management and to render such other services and discharge such other responsibilities as the board of directors of the Company may, from time to time, stipulate and which shall not be inconsistent with the position of President and Chief Executive Officer.

                  Section  2.   Performance.   Marino   accepts  the  employment
described in Section 1 of this Agreement and agrees to concentrate all of his time and efforts to the performance of the services described therein, including the performance of such other services and responsibilities as the board of directors of the Company, may from time to time stipulate and which shall not be inconsistent with the position of President and Chief Executive Officer.

                  Without limiting the generality of the foregoing Marino ordinarily shall devote not less than five days per week (except for vacations and regular business holidays observed by the Company) on a full time basis, during normal business hours Monday through Friday. Marino further agrees that when the performance of his duties reasonably requires, he shall be present on the Company's premises (if necessary) or engaged in service to or on behalf of the Company at such times except during vacations, regular business holidays or weekends.

                  Section 3. Term. The term of employment under this Agreement (the "Employment Period") shall commence as of the date hereof and shall remain in effect for a period of four (4) years thereafter endings, on the 31st day of December, 2003, unless earlier terminated pursuant to the termination provisions set forth herein. Notwithstanding anything to the contrary herein, the parties acknowledge and agree that Marino's employment may be terminated only for Due Cause as more fully set forth herein.

                  Section 4.        Compensation.

                  4.1. Salary. For all the services to be rendered by Marino hereunder, the Company agrees to pay, during the Employment Period, a salary at the annual rate of Two Hundred Twenty-Five Thousand ($225,000) payable in equal monthly installments at the end of each month during the term of this Agreement, beginning on the 1st day of June, 1999, or at such other intervals, not less frequently than once per month, as may be consistent with the Company's normal compensation schedule. Thereafter, Marino's salary will be subject to annual review by the board of directors.



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                  4.2.     [Intentionally Deleted].

                  4.3. Stock Options. The Company hereby agrees to grant to Marino 450,000 stock options of the Company at an exercise price of $3.50 per share, subject to and in accordance with the following:

                  (a) On the one year anniversary of the date of this Agreement, provided neither party has terminated this Agreement, Marino shall become immediately vested in options to purchase 112,500 of the issued and outstanding shares of common stock of the Company for three dollars and fifty cents ($3.50) per share.

                  (b) On the two year anniversary of the date of this Agreement, provided neither party has terminated this Agreement, Marino shall become immediately vested in options to purchase 112,500 of the issued and outstanding shares of common stock of the Company for three dollars and fifty cents ($3.50) per same.

                  (c) On the three year anniversary of the date of this Agreement, provided neither party has terminated this Agreement, Marino shall become immediately vested in options to purchase 112,500 of the issued and outstanding shares of common stock of the Company for three dollars and fifty cents ($3.50) per share.

                  (d) On the four year anniversary of the date of this Agreement, provided neither party has terminated this Agreement, Marino shall become immediately vested in options to purchase 112,500 of the issued and outstanding shares of common stock of the Company for three dollars and fifty cents ($3.50) per share.

                  (e) Registration Rights. Marino shall have piggy-back registration rights for all shares of stock obtained through the exercise of any options described in Sections 4.3(a) (b) (c) and (d) above for any registration the Company files with the Securities and Exchange Commission registering shares of the Company's common stock that are similar to the shares to be issued hereunder. The Company will use its best efforts to file an S-8 registration when Company becomes a fully reporting company.

                  (f) Sale of Assets: Change in Control. Upon the sale of more than forty percent (40%) of the net assets or shares of stock of the Company to a person or entity not affiliated with the Company or its parent company or subsidiaries, all of the options described in Sections 4.3(a) (b) (c) and (d) above shall be automatically granted to Marino and shall immediately vest and be exercisable by Marino subject to the terms of this Agreement.

                  (g) Termination Options. The term of the Options hereunder shall be until December 31, 2008.






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                  4.4.  Insurance.  During the  Employment  Period,  the Company
shall apply for and procure in Marino's name and for Marino's benefit, if Marino is eligible, (a) short-term and permanent disability insurance providing for disability benefits substantially equivalent to the benefit of other salaried employees of the Company, (b) medical and dental insurance for Marino and Marino's family substantially equivalent to the benefits of other salaried employees of the Company and (c) officer and director liability insurance, in such amount as may be determined by the board of directors of the Company or as may be required by law, and Marino shall submit to any medical or other examination and execute and deliver any application or other instrument in writing, reasonably necessary to effectuate such insurance.

                  4.5. Automobile. The Company agrees to provide Marino with the use of a new automobile satisfactory to Marino for the term of this Agreement.

                  4.6. Cellular Phone. The Company agrees to reimburse Marino for all business-related cellular phone calls, subject to the provisions of
Section 5.2.

                  4.7. Other Benefits. Except as otherwise specifically provided herein, during the Employment Period, Marino shall be eligible for all vacation and non-wage benefits the Company provides generally for its other salaried employees.

                  Section 5.        Business Expenses.

                  5.1. Reimbursement. The Company shall reimburse Marino for the reasonable, ordinary, and necessary expenses incurred by him in connection with the performance of his duties hereunder, including but not limited to, ordinary and necessary travel expense and entertainment expenses.

                  5.2. Accounting. Marino shall provide the Company with an accounting of his expenses, which accounting shall clearly reflect which expenses are reimbursable by the Company, Marino will provide the Company with such other supporting documentation and other substantiation of reimbursable expenses as will conform to Internal Revenue Service or other requirements.

                  Section 6.        Covenants of Marino.

                  6.1. Confidentiality. During the Employment Period and following the termination thereof for any reason, Marino shall not disclose or make any use of, for his own benefit or for the benefit of a business or entity other than the Company or any corporation partnership, limited liability company or other entity, more than 50% of the equity securities or partnership or membership interests of which are owned directly or indirectly by the Company, ("Subsidiaries") (except Globel Energy Ventures and Reverberi Corporation) any secret or confidential information, customer lists, and lists of prospective customers, or any other information of or pertaining to the Company, its Subsidiaries or their businesses, products, financial affairs, customers or prospective customers, or services not generally known within the trade of the Company or its Subsidiaries and which was acquired by him during his affiliation with the Company or its Subsidiaries.



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                  6.2.  Inventions and Secrecy.  Except as otherwise provided in this Section 6.2, Marino: (a) shall hold in a fiduciary capacity for the benefit of the Company and its Subsidiaries, all secret or confidential information, knowledge, or data of the Company, its Subsidiaries or their businesses or production operations obtained by Marino during his employment by the Company, which shall not be generally known to the public or recognized as standard practice (whether or not developed by Marino) and shall not, during his employment by the Company and after the termination of such employment for any reason, communicate or divulge, any such information, knowledge or data to any person, firm, or corporation other than the Company or its Subsidiaries, or persons, firms or corporations designated by the Company; (b) shall promptly disclose to the Company all inventions ideas, devices, and processes made or conceived by him alone or jointly with others, from the time of entering the Company's employ until such employment is terminated and within the one (1) year period immediately following such termination, relevant or pertinent in any way, whether directly or indirectly, to the businesses or production operations of the Company or its Subsidiaries or resulting from or suggested by any work which he may have done for or at the request of the Company or its Subsidiaries, (c) shall, at all times during his employment with the Company, assist the Company and its Subsidiaries in every proper way (entirely at the expense of the Company) to obtain and develop for the benefit of the Company patents on such inventions, ideas, devices, and processes, whether or not patented; and (d) shall do all such acts and execute, acknowledge and deliver all such instruments as may be necessary or desirable in the opinion of the Company to vest in the Company, the entire interest in such inventions, ideas, devices, and processes referred to above. The covenants contained in this section 6.2 are not applicable to Marino's involvement with Globel Energy Ventures or Reverberi Corporation.

                  6.3. Competition Following Termination. Within the two (2) year period immediately following termination of Marino's employment with the Company for any reason, Marino shall not, without the prior written consent of the Company, which consent may be withheld at the sole discretion of the
Company: (a) engage directly or indirectly, whether as an officer, director, stockholder (of 10% or more of such entity), partner, majority owner, managerial employee, creditor, or otherwise with the operation, management, or conduct of any business which competes directly or indirectly with the businesses of the Company or its Subsidiaries being conducted at the time of such termination within the United States; (b) solicit, contact, interfere with, or divert any customer served by the Company or its Subsidiaries, or any prospective customer identified by or on behalf of the Company or its Subsidiaries, during Marino's employment with the Company; or (c) solicit any person then or previously employed by the Company or its Subsidiaries to join Marino, whether as a partner, agent, employee, or otherwise, in any enterprise engaged in a business similar to the businesses of the Company or its Subsidiaries being conducted at the time of such termination. The covenants contained in this section 6.3 are not applicable to Marino's involvement with Globel Energy Ventures or Reverberi Corporation.




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

                  6.4. Acknowledgement. Marino acknowledges that the restrictions set forth in this Section 6 are reasonable in scope and essential to the preservation of the businesses and proprietary properties of the Company and its Subsidiaries and that the enforcement thereof will not in any manner preclude Marino, in the event of Marino's termination of employment with the Company, from becoming gainfully employed in such manner and to such extent as to provide a standard of living for himself, the members of his family, and those dependent upon him of at least the sort and fashion to which he and they have become accustomed and may expect.

                  6.5.  Severability.  The covenants of Marino contained in this
Section 6 shall each be construed as an agreement independent of any other provision in this Agreement and the existence of any claim or cause of action of Marino against the Company or its Subsidiaries, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or its Subsidiaries of such covenants. The parties hereto expressly agree and contract that it is not the intention of any party to violate any public policy, statutory or common law, and that if any sentence, paragraph, clause, or combination of the same of this Agreement is in violation of the law of any state where applicable, such sentence, paragraph, clause or combination of the same shall be void in the jurisdictions where it is unlawful, and the remainder of such paragraph and this Agreement shall remain binding on the parties to make the covenants of this Agreement binding only to the extent that it may be lawfully done under existing applicable laws. In the event that any part of any covenant of this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that such court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

                  Section 7.        Termination.

                  7.1 Termination for Due Cause. The Employment Period may be terminated only for the following reasons and upon the terms and conditions set forth below ("Due Cause"). Company, by a vote of 3/4 of the board of directors ("Termination Vote") may terminate the Employment Period, effective upon written notice of such termination to Marino, in the event of: (a) Marino's death or permanent total disability of Marino (b) breach by Marino of his covenants under this Agreement; (c) commission by Marino of theft or embezzlement of property of the Company or other acts of dishonesty; (d) commission by Marino of a crime resulting in injury to the businesses, properties or reputations of the Company or its Subsidiaries or commission of other significant activities harmful to the businesses, properties or reputations of the Company or its Subsidiaries; (e) commission of an act by Marino in the performance of his duties hereunder reasonably determined by a majority of the board of directors of the Company to amount to gross, willful, or wanton negligence; (f) willful refusal to perform or substantial neglect of the duties assigned to Marino pursuant to Section 1 hereof; (g) any significant violation of any statutory or common law duty of loyalty to the Company or its Subsidiaries; (i) other legally sufficient cause. In the event Marino is on the board of directors he shall not participate in a Termination Vote. The 3/4 vote necessary shall be calculated as if Marino was not a member of the board of directors. Notwithstanding the above, termination pursuant to the terms of this Agreement shall not affect Marino's status as a member of Company's Board of Directors.




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                  7.2.  Surrender of  Properties.  Upon  termination of Marino's employment with the Company, regardless of the cause therefor, Marino shall promptly surrender to the Company or its Subsidiaries all property provided him by the Company or its Subsidiaries, as applicable, for use in relation to his employment and in addition, Marino shall surrender to the Company or its Subsidiaries, as applicable, any and all sales materials, lists of customers and prospective customers, price lists, files, patent applications, records, models, or other materials and information of or pertaining to the Company or its Subsidiaries or their customers or prospective customers or the products, businesses, and operations of the Company or its Subsidiaries.

                  7.3. Survival of Covenants. The covenants of Marino set forth in Section 6 of this Agreement shall survive the termination of the Employment Period or termination of this Agreement for Due Cause.

                  Section 8.        General Provisions.

                  8.1. Notice. Any notice required or permitted hereunder shall be made in writing (a) either by actual delivery of the notice into the hands of the party thereunder entitled, or (b) by the mailing of the notice in the United States mail, certified or registered mail, return receipt requested, all postage prepaid and addressed to the party to whom the notice is to be given at the party's respective address set forth below, or such other address as the parties may from time to time designate by written notice as herein provided.

If to the Company:

                  Electric City Corp.
                  1280 Landmeir Road
                  Elk Grove Village, Illinois 60007

With a copy (which shall not constitute notice) to:

                  Kwiatt & Ruben, Ltd.
                  211 Waukegan Road
                  Suite 300
                  Northfield, Illinois  60093
                  Attn.:   Philip E. Ruben

If to President/CEO:

                  Joseph Marino
                  1410 Russell Court
                  Arlington Heights, Illinois 60005




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


The notice shall be deemed to be received in case (a) on the date of its actual receipt by the party entitled thereto and in case (b) on the date of its mailing.

                  8.2. Amendment and Waiver. No amendment or modification of this Agreement shall be valid or binding upon: a) the Company unless made in writing and signed by an officer of the Company, duly authorized by the board of directors of the Company or; b) Marino unless made in writing and signed by him. The waiver by the Company or Marino of the breach of any Provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.

                  8.3. Governing Law. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be construed and determined in accordance with the internal law, and not the conflicts law, of the State of Illinois.

                  8.4. Entire Agreement. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and communications between the parties dealing with such subject matter, whether oral or written.

                  8.5. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the transferees, successors and assigns of the Company, including any company or corporation with which the Company may merge or consolidate.

                  8.6. Remedies for Breach. Marino specifically acknowledges that his services under this Agreement are unique and extraordinary and that irreparable injury will result to the Company and its businesses and properties in the event of a breach of the terms and conditions of this Agreement to be performed by him (including, but not limited to, leaving the employment provided for hereunder). Marino, therefore, agrees that in the event of his breach of any of the terms and conditions of this Agreement to be performed by him (including, but not limited to leaving the employment provided for hereunder), the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to enjoin him from performing services for any other person, firm or corporation in violation of any of the terms of this Agreement, and to obtain damages for any breach of this Agreement. In the event of the breach by the Company of any of the terms and conditions of this Agreement to be performed by it, Marino shall have all remedies available to him under the laws of the State of Illinois. The remedies provided herein shall be cumulative and in addition to any and all other remedies which either party may have at law or in equity.

                8.7. Costs of Enforcement. In the event of any suit or proceeding seeking to enforce the terms, covenants, or conditions of this Agreement, the prevailing party shall, in addition to all other remedies and relief that may be available under this Agreement or applicable law, recover his or its reasonable attorneys' fees and costs as shall be determined and awarded by the court.



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                  8.8. Headings. Numbers and titles to paragraphs hereof are for information purposes only and, where inconsistent with the text, are to be disregarded.

                8.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together, shall be and constitute one and the same instrument.






                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first set forth above.



                                            ELECTRIC CITY CORP.


                                            By:/s/Joseph Marino
                                               -------------------

                                            Its: President
                                                -------------------


                                            JOSEPH MARINO


                                            /s/Joseph Marino
                                            -------------------


























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